Exhibit 99.1

Alarm.com Reports Third Quarter 2019 Results

-- Third quarter SaaS and license revenue increased 14.3% year-over-year to $84.9 million --
-- Third quarter total revenue increased 14.3% year-over-year to $127.9 million --
-- Third quarter GAAP net income of $17.7 million, compared to $7.7 million net loss for the third quarter of 2018 --
-- Third quarter non-GAAP adjusted EBITDA of $26.3 million, compared to $25.8 million for the third quarter of 2018 --

TYSONS, VA., November 5, 2019 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its third quarter ended September 30, 2019. Alarm.com also provided its financial outlook for SaaS and license revenue for the fourth quarter of 2019 and increased its revenue guidance for the full year of 2019.

“We are pleased to report another quarter of solid results,” said Steve Trundle, President and CEO of Alarm.com. “Our service provider partners continued to drive adoption of the full range of our residential and commercial services. We also completed the acquisition of OpenEye which will allow us to further expand our addressable market in the commercial space and create another growth opportunity for Alarm.com and our service provider partners.”

Third Quarter 2019 Financial Results as Compared to Third Quarter 2018

•	SaaS and license revenue increased 14.3% to $84.9 million, compared to $74.3 million. SaaS and license revenue includes software license revenue of $10.8 million, compared to $10.5 million.

•	Total revenue increased 14.3% to $127.9 million, compared to $111.8 million.

•	GAAP net income was $17.7 million, or $0.35 per diluted share, compared to $7.7 million net loss, or $0.16 loss per diluted share.

•	GAAP results include a $6.9 million gain from investment activities which are reported as an increase in other income, net.

•	Non-GAAP adjusted EBITDA increased to $26.3 million, compared to $25.8 million.

•	Non-GAAP adjusted net income increased to $18.6 million, or $0.37 per diluted share, compared to $18.2 million or $0.36 per diluted share.

Balance Sheet and Cash Flow

•
Total cash and cash equivalents increased to $164.3 million as of September 30, 2019, compared to $146.1 million as of December 31, 2018. Cash and cash equivalents includes the receipt of $25.0 million in the third quarter of 2019 related to the repayment of a promissory note with a hardware supplier as well as a payment of $23.0 million, which represents the final payment of the total $28.0 million settlement of the putative class action lawsuit related to the Telephone Consumer Protection Act, or TCPA.

•
For the quarter ended September 30, 2019, cash flows from operations was $1.0 million and free cash flow was $(4.0) million, compared to cash flows from operations of $19.8 million and free cash flow of $16.6 million for the quarter ended September 30, 2018. The decrease in cash flows from operations and free cash flows was primarily due to the final payment of $23.0 million to settle the putative class action lawsuit related to the TCPA.

Recent Business Highlights

•
Introduced New Residential Video Cameras: Two new video cameras were launched which include HDR resolution for indoor and outdoor applications and which offer significantly enhanced performance and picture quality, particularly in highly variable lighting conditions. With sleek and innovative original designs and competitive price-points, Alarm.com’s service providers can now engage more of their customers with advanced video services, including video analytics.

•
Launched Smart Gateway: The Smart Gateway allows service providers to create a private and secure Wi-Fi network dedicated to Alarm.com video cameras. It is designed to streamline camera installation and reduce common support issues caused by the subscribers’ unmanaged Wi-Fi network, and to enable Alarm.com's service provider partners to more efficiently deploy video cameras and services.

•
Building36 Introduces New HVAC Monitoring Service: Building36, a division of Alarm.com, launched a new intelligent and deeply integrated HVAC monitoring service that works with select high-efficiency heating and cooling systems from Amana brand with ComfortBridge™ communicating technology. With this innovative new technology, HVAC contractors can remotely monitor and manage sophisticated residential and light commercial heating and cooling systems, allowing them to operate their businesses more efficiently and proactively address customer needs. Amana brand is the first to deploy high-efficiency systems that integrate with the Building36 service.

•
Announced Majority Stake Acquisition of OpenEye: Alarm.com announced a majority-stake acquisition of OpenEye, a leading provider of cloud-managed video surveillance solutions for the commercial market. OpenEye is an innovative leader in the growing Video-Surveillance-as-a-Service market and its technology is deployed in over 14,000 business locations in the U.S. and Canada. OpenEye’s network of partners and systems integrators have been trusted to deploy its market-leading solutions in leading restaurant chains, large retailers, school districts, universities, and other commercial locations.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the fourth quarter of 2019 and is increasing its revenue guidance for the full year 2019.

For the fourth quarter of 2019:

•	SaaS and license revenue is expected to be in the range of $87.3 million to $87.5 million.

For the full year of 2019:

•	SaaS and license revenue is expected to be in the range of $334.6 million to $334.8 million.

•	Total revenue is expected to be in the range of $472.6 million to $476.8 million, which includes anticipated hardware and other revenue in the range of $138.0 million to $142.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $101.5 million to $103.0 million.

•	Non-GAAP adjusted net income is expected to be in the range of $72.0 million to $72.6 million, based on an estimated tax rate of 21.0%.

•	Based on an expected 50.4 million weighted average diluted shares outstanding, non-GAAP adjusted net income is expected to be $1.43 to $1.44 per diluted share.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its third quarter 2019 financial results and its outlook for the fourth quarter and full year of 2019. A live audio webcast is scheduled to begin at 4:30 p.m. ET on November 5, 2019. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through November 13, 2019 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 9289779. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income per share and free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Interest income and other income, net: We exclude interest income and other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the continued success of the Company’s service provider partners and the Company’s future financial performance for the fourth quarter and full year 2019. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s ability to retain service provider partners and residential and commercial subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2019 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
SaaS and license revenue	$84,924	$74,292	$247,313	$213,248
Hardware and other revenue	42,956	37,556	114,562	95,844
Total revenue	127,880	111,848	361,875	309,092
Cost of revenue:
Cost of SaaS and license revenue	12,438	11,501	37,428	33,334
Cost of hardware and other revenue	35,085	30,491	93,601	73,523
Total cost of revenue	47,523	41,992	131,029	106,857
Operating expenses:
Sales and marketing	14,533	14,128	43,392	39,562
General and administrative	18,701	43,662	51,785	77,943
Research and development	29,461	22,869	84,375	64,767
Amortization and depreciation	5,467	5,891	15,833	16,154
Total operating expenses	68,162	86,550	195,385	198,426
Operating income / (loss)	12,195	(16,694)	35,461	3,809
Interest expense	(715)	(736)	(2,322)	(2,159)
Interest income	2,703	661	4,317	1,442
Other income, net	6,380	56	6,468	91
Income / (loss) before income taxes	20,563	(16,713)	43,924	3,183
Provision for / (benefit from) income taxes	2,873	(9,061)	3,428	(10,413)
Net income / (loss)	17,690	(7,652)	40,496	13,596
Income allocated to participating securities	—	—	—	(2)
Net income / (loss) attributable to common stockholders	$17,690	$(7,652)	$40,496	$13,594

Per share information attributable to common stockholders:
Net income / (loss) per share:
Basic	$0.36	$(0.16)	$0.84	$0.29
Diluted	$0.35	$(0.16)	$0.81	$0.27
Weighted average common shares outstanding:
Basic	48,518,041	47,812,642	48,360,927	47,494,926
Diluted	50,152,807	47,812,642	50,238,409	49,593,918

Stock-based compensation expense included in operating expenses:	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales and marketing	$534	$301	$1,385	$855
General and administrative	1,714	1,191	4,762	3,700
Research and development	2,787	1,965	8,574	5,115
Total stock-based compensation expense	$5,035	$3,457	$14,721	$9,670

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$164,323	$146,061
Accounts receivable, net	64,897	49,510
Inventory, net	20,978	22,990
Other current assets	13,495	9,502
Total current assets	263,693	228,063
Property and equipment, net	32,332	27,757
Intangible assets, net	68,802	79,067
Goodwill	63,591	63,591
Deferred tax assets	27,450	28,952
Operating lease right-of-use assets	27,520	—
Other assets	17,618	13,555
Total assets	$501,006	$440,985
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$33,566	$58,430
Accrued compensation	13,392	13,484
Deferred revenue	3,063	3,356
Operating lease liabilities	6,684	—
Total current liabilities	56,705	75,270
Deferred revenue	6,960	7,820
Long-term debt	64,000	67,000
Operating lease liabilities	35,291	—
Other liabilities	1,884	13,306
Total liabilities	164,840	163,396
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2019 and December 31, 2018.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 48,572,086 and 48,103,038 shares issued; and 48,571,676 and 48,102,081 shares outstanding as of September 30, 2019 and December 31, 2018, respectively.	486	481
Additional paid-in capital	359,178	341,139
Accumulated deficit	(23,498)	(64,031)
Total stockholders’ equity	336,166	277,589
Total liabilities and stockholders’ equity	$501,006	$440,985

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2019	2018
Net income	$40,496	$13,596
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	722	108
Reserve for product returns	(105)	210
Provision for notes receivable	(3,319)	—
Amortization on patents and tooling	506	701
Amortization and depreciation	15,833	16,154
Amortization of debt issuance costs	81	81
Amortization of operating lease right-of-use assets	4,296	—
Deferred income taxes	1,502	(9,108)
Stock-based compensation	14,721	9,670
Gain on notes receivable	(6,931)	—
Acquired in-process research and development	850	—
Impairment of investment	605	—
Disposal of property and equipment	—	285
Changes in operating assets and liabilities:
Accounts receivable	(16,004)	(15,145)
Inventory	2,012	(2,729)
Other current and non-current assets	(6,813)	(5,072)
Accounts payable, accrued expenses and other current liabilities	(22,959)	28,472
Deferred revenue	(1,153)	(804)
Operating lease liabilities	(681)	—
Other liabilities	188	(1,441)
Cash flows from operating activities	23,847	34,978
Cash flows used in investing activities:
Additions to property and equipment	(10,660)	(9,317)
Purchases of in-process research and development	(850)	—
Issuances or purchases of notes receivable	(26,074)	—
Receipt of payment on notes receivable	31,695	—
Cash flows used in investing activities	(5,889)	(9,317)
Cash flows from financing activities:
Repayments of credit facility	(3,000)	(3,000)
Repurchases of common stock	—	(1)
Issuances of common stock from equity-based plans	3,304	5,254
Cash flows from financing activities	304	2,253
Net increase in cash and cash equivalents	18,262	27,914
Cash and cash equivalents at beginning of the period	146,061	96,329
Cash and cash equivalents at end of the period	$164,323	$124,243

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted EBITDA:
Net income / (loss)	$17,690	$(7,652)	$40,496	$13,596
Adjustments:
Interest expense, interest income and other income, net	(8,368)	19	(8,463)	626
Provision for / (benefit from) income taxes	2,873	(9,061)	3,428	(10,413)
Amortization and depreciation expense	5,467	5,891	15,833	16,154
Stock-based compensation expense	5,035	3,457	14,721	9,670
Acquisition-related expense	1,590	—	1,590	—
Litigation expense	2,033	33,167	10,682	42,555
Total adjustments	8,630	33,473	37,791	58,592
Adjusted EBITDA	$26,320	$25,821	$78,287	$72,188

Adjusted net income:
Net income / (loss), as reported	$17,690	$(7,652)	$40,496	$13,596
Provision for / (benefit from) income taxes	2,873	(9,061)	3,428	(10,413)
Income / (loss) before income taxes	20,563	(16,713)	43,924	3,183
Adjustments:
Less: interest income and other income, net	(9,083)	(717)	(10,785)	(1,533)
Amortization expense	3,404	3,801	10,338	11,418
Stock-based compensation expense	5,035	3,457	14,721	9,670
Acquisition-related expense	1,590	—	1,590	—
Litigation expense	2,033	33,167	10,682	42,555
Non-GAAP adjusted income before income taxes	23,542	22,995	70,470	65,293
Income taxes [1]	(4,944)	(4,829)	(14,799)	(13,712)
Non-GAAP adjusted net income	$18,598	$18,166	$55,671	$51,581

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2019 and 2018. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2019 and 2018 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted net income attributable to common stockholders:
Net income / (loss) attributable to common stockholders, as reported	$17,690	$(7,652)	$40,496	$13,594
Provision for / (benefit from) income taxes	2,873	(9,061)	3,428	(10,413)
Income / (loss) attributable to common stockholders before income taxes	20,563	(16,713)	43,924	3,181
Adjustments:
Less: interest income and other income, net	(9,083)	(717)	(10,785)	(1,533)
Amortization expense	3,404	3,801	10,338	11,418
Stock-based compensation expense	5,035	3,457	14,721	9,670
Acquisition-related expense	1,590	—	1,590	—
Litigation expense	2,033	33,167	10,682	42,555
Non-GAAP adjusted income attributable to common stockholders before income taxes	23,542	22,995	70,470	65,291
Income taxes [1]	(4,944)	(4,829)	(14,799)	(13,711)
Non-GAAP adjusted net income attributable to common stockholders	$18,598	$18,166	$55,671	$51,580

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted net income per share:
Net income / (loss) per share - basic, as reported	$0.36	$(0.16)	$0.84	$0.29
Provision for / (benefit from) income taxes	0.06	(0.20)	0.08	(0.22)
Income / (loss) before income taxes	0.42	(0.36)	0.92	0.07
Adjustments:
Less: interest income and other income, net	(0.18)	(0.01)	(0.22)	(0.03)
Amortization expense	0.07	0.08	0.21	0.24
Stock-based compensation expense	0.10	0.07	0.30	0.20
Acquisition-related expense	0.03	—	0.03	—
Litigation expense	0.04	0.70	0.22	0.90
Non-GAAP adjusted income before income taxes	0.48	0.48	1.46	1.38
Income taxes [1]	(0.10)	(0.10)	(0.31)	(0.29)
Non-GAAP adjusted net income per share - basic	$0.38	$0.38	$1.15	$1.09

Non-GAAP adjusted net income per share - diluted	$0.37	$0.36	$1.11	$1.04

Weighted average common shares outstanding:
Basic, as reported	48,518,041	47,812,642	48,360,927	47,494,926
Diluted, as reported [2]	50,152,807	49,808,615	50,238,409	49,593,918

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2019 and 2018. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2019 and 2018 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

2 For periods with GAAP net losses and non-GAAP adjusted net income, the weighted-average outstanding shares used to calculate diluted non-GAAP adjusted net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Free cash flow:
Cash flows from operating activities	$980	$19,774	$23,847	$34,978
Additions to property and equipment	(4,952)	(3,186)	(10,660)	(9,317)
Non-GAAP free cash flow	$(3,972)	$16,588	$13,187	$25,661